UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 13, 2023 (January 9, 2023)

THE WENDY’S COMPANY

(Exact name of registrant, as specified in its charter)

Delaware	1-2207	38-0471180
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Dave Thomas Boulevard, Dublin, Ohio	43017
(Address of principal executive offices)	(Zip Code)

(614) 764-3100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.10 par value	WEN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02	Results of Operations and Financial Condition.

On January 13, 2023, The Wendy’s Company (the “Company”) issued a press release reporting its preliminary, unaudited results for the fourth quarter and full year of 2022 and providing an update on its capital allocation plans and other information. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 2.02, including the Exhibit 99.1 furnished under Item 9.01, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section. Furthermore, the information in this Item 2.02, including the Exhibit 99.1 furnished under Item 9.01, shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933 or the Exchange Act.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 9, 2023, Leigh A. Burnside, the Company’s Senior Vice President, Chief Accounting Officer and Chief Financial Officer U.S., provided notice to the Company of her intention to resign from the Company to become the chief financial officer at another restaurant company.

In connection with the above, Suzanne M. Thuerk, currently Vice President – Accounting, has been appointed as the Company’s Chief Accounting Officer effective January 20, 2023. Ms. Burnside will remain with the Company through this date to support the transition to Ms. Thuerk.

Ms. Thuerk has served in her current position as Vice President – Accounting since June 2022. In this position, she leads the Company’s operational, technical and financial reporting accounting functions. Ms. Thuerk has been with the Company since March 2014 and previously held roles of increasing responsibility across the Corporate Accounting, Financial Reporting and Corporate Planning and Analysis functions. She previously served as Senior Director – Corporate Accounting and Financial Reporting until she was appointed to her current position. Prior to joining the Company, Ms. Thuerk held various positions in financial planning and analysis, accounting, and internal audit roles at Bath & Body Works, Inc. and L Brands, Inc. and previously worked in public accounting with PricewaterhouseCoopers LLP. She is a certified public accountant and is 41 years of age.

In addition, on January 12, 2023, in connection with a redesign of the organizational structure of the Company to better support execution of the Company’s long-term growth strategy, the Company determined that the role of President, U.S. and Chief Commercial Officer was being eliminated and, as a result, Kurt A. Kane will depart the organization. Mr. Kane will be entitled to receive compensation and benefits consistent with a termination without “cause” as previously described in the “Employment Arrangements and Potential Payments Upon Termination or Change in Control” section of the Company’s definitive proxy statement on Schedule 14A for its 2022 annual meeting of stockholders filed with the Securities and Exchange Commission on March 31, 2022.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description

99.1	Press release issued by The Wendy’s Company on January 13, 2023.

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE WENDY’S COMPANY

Date: January 13, 2023	By:	/s/ Michael G. Berner
Michael G. Berner
Vice President – Corporate & Securities Counsel and Chief Compliance Officer, and Assistant Secretary

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